EXHIBIT 1

N E W S   R E L E A S E

TALISMAN ENERGY INC. CONFERENCE CALL

CALGARY, Alberta – October 26, 2004 – Talisman Energy Inc. has scheduled a telephone conference call for investors and analysts on Tuesday, November 2, 2004 at 9:00 am MST (11:00 am EST) to discuss Talisman’s third quarter results.  Participants will include Dr. Jim Buckee, President and Chief Executive Officer and members of senior management.  Talisman expects to release its third quarter results before markets open on November 2.

To participate in the conference call, please contact the Talisman Energy Conference Operator at 8:50 am (MST), 10:50 (EST) 10 minutes prior to the conference call.

Conference Operator Dial in Numbers:

1-800-814-4860 (North America) or

1-416-640-1907 (Local Toronto & International)

A replay of the conference will be available at approximately 11:00 am (MST) on Tuesday, November 2, 2004 until 11:59 pm Tuesday, November 9, 2004.  If you wish to access this replay, please call:

1-877-289-8525 (North America) passcode  21098889# or

1-416-640-1917 (Local Toronto & International) passcode  21098889#

Live Internet Audio Broadcast

The conference call will also be broadcast live on the Internet and can be accessed directly by going to the Talisman website (www.talisman-energy.com) and following the links from the home page.

Alternatively, you can point your browser to: http://remotecontrol.jetstreammedia.com/index.cfm?fuseaction=lobby.showLobby&presentationID=104. A copy of the broadcast will be made available for replay until the close of business on November 9, 2004.

Talisman Energy Inc. is a large, independent oil and gas producer with operations in Canada and, through its subsidiaries, the North Sea, Indonesia, Malaysia, Vietnam, Algeria and the United States.  Talisman's subsidiaries also conduct business in Trinidad, Colombia, Qatar and Peru.  Talisman has adopted the International Code of Ethics for Canadian Business and is committed to maintaining high standards of excellence in corporate citizenship and social and environmental responsibility wherever its business is conducted.  The Company is a participant in the United Nations Global Compact, a voluntary initiative that brings together companies, governments, civil society and other groups to advance human rights, labour and environmental principles. Talisman's shares are listed on the Toronto Stock Exchange in Canada and the New York Stock Exchange in the United States under the symbol TLM.

For further information, please contact:

David Mann, Senior Manager, Corporate & Investor Communications

Phone:

403-237-1196  Fax:  403-237-1210

E-mail:

tlm@talisman-energy.com

28-04

~~ This release is available on Talisman’s Internet Web Site:  WWW.TALISMAN-ENERGY.COM  ~~